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                                                                      EXHIBIT 23

         Consent of Independent Registered Public Accounting Firm

         We have issued our report dated August 13, 2004, accompanying the consolidated financial statements included in the Annual Report of Lannett Company, Inc. and Subsidiaries on Form 10-K for the year ended June 30, 2004. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Lannett Company, Inc. and Subsidiaries on Form S-3 (File No. 333-115746, effective May 21, 2004) and on Forms S-8 (File No. 33-79258, effective May 23, 1994, File No. 001-31298, effective April 9, 2002,
File No. 33-103235, effective February 14, 2003, and File No. 33-103236, effective February 14, 2003).




Philadelphia, Pennsylvania
December 10, 2004